Rule 424(b)(3)
                                               Registration No. 333-87793

                  PRICING SUPPLEMENT NO. 2673 DATED JUNE 2, 2000
                  TO PROSPECTUS SUPPLEMENTAL DATED OCTOBER 8, 1999
                    AND BASE PROSPECTUS DATED OCTOBER 7, 1999

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $100,000.00

 Issue Price:                   100% of Principal Amount

 Original Issue Date:           6/07/2000

 Maturity Date:                 6/15/2001

 Interest Rate:                 7.37% per annum

 Record Dates:                  Each January 1 and July 1

 Interest Payment Dates:        Each January 15 and July 15

 Redeemable Date:               None

 Agent's Commission:            None

 Form of Note
 (Book-Entry or Certificated):  Certificated

 Other Terms:                   None

Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $5,508,696,000 Series C
have been issued.